UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10429 South 51st Street, Suite 235 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On October 22, 2014, GlyEco, Inc., a Nevada corporation (the “Company”), entered into a non-binding Memorandum of Understanding (“MOU”) with Haldor Topsoe A/S (“Haldor Topsoe”).

Haldor Topsoe is a Danish world-leading catalysis and process technology firm founded in 1940. The company has over 2,700 employees worldwide. Haldor Topsoe specializes in the production of heterogeneous catalysts and the design of process plants based on catalytic processes. Focus areas include the fertilizer industry, chemical and petrochemical industries, and the energy sector (refineries and power plants). Haldor Topsoe is one of the world¹s leading companies within the field of heterogeneous catalysis, and approximately fifty percent of the fertilizer used on a worldwide scale is made with the help of technology from Haldor Topsoe.

The Company and Haldor Topsoe entered the MOU to collaborate in the identification and development of waste glycol recycling facilities internationally.

The Company issued a press release with further details regarding the MOU on October 27, 2014. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description of Exhibit:
99.1	Press Release, dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: October 27, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)